Exhibit 10.10

RELEASE OF CLAIMS AGREEMENT

This RELEASE OF CLAIMS AGREEMENT (this “Agreement”) is entered into by and between Petco Animal Supplies Stores, Inc. (the “Operating Company”), Scooby LP (solely for the purposes specified herein) (the “Ultimate Parent”), PET Acquisition LLC (solely for the purposes specified herein) (“PET Acquisition” and, collectively with the foregoing entities, the “Petco Affiliated Entities”) and Laura Wilkin (“Executive”), for the good and sufficient consideration set forth below, as follows, effective as of August 13, 2019 (the “Effective Date”).

1.

Executive’s employment with the Operating Company and his position as Chief Supply Chain Officer terminated as of August 30, 2019 (the “Termination Date”) pursuant to mutual agreement of the parties. In addition, effective as of the Termination Date, Executive resigns from all officer, director, manager and other roles and positions with PET Acquisition and/or its direct and indirect subsidiaries.

2.

Pursuant to the letter agreement by and between the Operating Company and Executive dated as of May 2, 2018 (the “Letter Agreement”)), Executive shall be entitled to the following payments and benefits in connection with the termination of her employment:

(a)	A lump sum payment of $515,000 (equal to twelve (12) months of her current base salary), payable thirty days after the Effective Date;

(b)	Payment of her base salary through the Termination Date (which Executive acknowledges has been paid prior to the Effective Date);

(c)	A lump sum payment of $7,000, the cast equivalent of Petco’s Executive outplacement services package, payable thirty days after the Effective Date.

3.

Executive was granted certain rights pursuant to a Special Retention Bonus Agreement between Executive and Petco Animal Supplies, Inc. dated as of October 31, 2018 (the “Special Bonus Agreement”). In connection with her termination of employment, Executive shall be paid a “Special Bonus” of $2,000,000, payable within thirty (30) days after the Effective Date.

4.

Executive was granted 6,000,000 Common Series C Units (the “Units”) in Ultimate Parent through two Common Series C Unit Award Agreements, one such agreement dated August 1, 2018 (“2018 Award Agreement”) and the second dated May 1, 2019 (“the 2019 Award Agreement”) (the 2018 Award Agreement and the 2019 Award Agreement, collectively, the “Award Agreements”). The 2018 Award Agreement provided for a “Distribution Threshold” of $.75 per Unit for 3,000,000 Units and the 2019 Award Agreement provided for a “Distribution Threshold” of $.50 per Unit With respect to the 2018 Award Agreement, 600,000 Units are currently vested and, with respect to the 2019 Award Agreement, 600,000 Units are currently vested (all 1,200,000 vested Units, collectively, “the Vested Units”). All other Units granted under the Award Agreements are currently unvested (the “Unvested Units”). Executive hereby agrees that the Unvested Units have been forfeited and she has no further rights with respect thereto. In addition, Executive hereby agrees that the Vested Units are hereby repurchased by Ultimate Parent for $0 (their current fair market value), and Executive shall have no further rights with respect thereto.

5.	Executive agrees that she shall not advise or encourage any employee of the Operating Company or any affiliate to terminate employment with the Operating Company or such affiliate at any time.

6.

Executive understands that any payments or benefits paid or granted to her pursuant to Sections 2 and 3 (other than in Section 2(b)) represent consideration for signing this Agreement and are not salary, payments or benefits to which she was already entitled. Executive understands and agrees that she will not receive the payments and benefits specified in Sections 2 and 3 (other than Section 2(c)) unless she executes this Agreement and does not revoke this Agreement within the time period permitted herein.

7.

Executive hereby acknowledges and agrees that the confidentiality, nonsolicitation, noncompetition, and inventions covenants applicable to her by virtue of her employment by the Operating Company and equity holdings in Ultimate Parent pursuant to Section 8 of the Award Agreements shall continue in full force and effect in accordance with their terms. In addition to her existing nondisparagement obligations, Executive hereby agrees that she shall not disparage, denigrate or otherwise make any statement that could impair the reputation, goodwill or interests of any of the Company Released Parties.

8.

Except as specifically provided herein, Executive knowingly and voluntarily (for herself, her family, and her heirs, executors, administrators and assigns) releases and forever discharges the Petco Affiliated Entities and their subsidiaries and affiliates and all present and former directors, managers, partners, officers, agents, representatives, employees, successors and assigns of the Petco Affiliated Entities and their subsidiaries and affiliates and the Petco Affiliated Entities’ direct or indirect owners (collectively, the “Company Released Parties”) from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (in each case, through the Effective Date) and whether known or unknown, suspected, or claimed against any of the Company Released Parties which Executive or any of her heirs, family members, executors, administrators or assigns, may have, which arise out of or are connected with her employment with, or her separation or termination from, the Operating Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Petco Affiliated Entities; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Executive Claims”); except that she does not waive or release (a) any rights or claims for vested benefits under the tax-qualified retirement plans or other benefit plans or programs of any Petco Affiliated Entity, (b) any rights or claims she may have to indemnification by any Petco Affiliated Entity pursuant to the governing documents of such Petco Affiliated Entity or any agreement between Executive and such Petco Affiliated Entity, or (c) any rights or claims of Executive pursuant to this Agreement.

9.

Section 1542 of the Civil Code of the State of California (“Section 1542”) provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Executive Claims. Executive acknowledges that she understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

10.	Executive represents that she has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by this Agreement.

11.

Each of Executive and the Petco Affiliated Entities agrees that this Agreement does not waive or release any rights or claims that Executive may have under the Age Discrimination in Employment Act of 1967 which arise after the date she executes this Agreement.

12.

In signing this Agreement, Executive acknowledges and intends that it shall be effective as a bar to each and every one of the Executive Claims hereinabove mentioned or implied. She expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Executive Claims, if any, as well as those relating to any other Executive Claims hereinabove mentioned or implied. Executive acknowledges and agrees that this waiver is an essential and material term of this Agreement and that without such waiver the Petco Affiliated Entities would not have agreed to the terms and conditions hereof. Executive further agrees that in the event she should bring an Executive Claim seeking damages against the Petco Affiliated Entities, or in the event Executive should seek to recover against the Petco Affiliated Entities in any Executive Claim brought by a governmental agency on her behalf, this Agreement shall serve as a complete defense to such Executive Claims and Company Claims to the extent released hereunder. Executive further agrees that she is not aware of any pending charges or complaints of the type described as Executive Claims in Section 8 as of the Effective Date.

13.

Executive agrees that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by any Petco Affiliated Entity of any improper or unlawful conduct.

14.

Executive agrees that if she violates this Agreement by suing any Company Released Party or participating in any such lawsuit, she will pay all costs and expenses of defending against the suit incurred by the Company Released Parties, including reasonable attorneys’ fees.

15.

Executive agrees that this Agreement is confidential and agrees not to disclose any information regarding the terms and conditions of this Agreement, except to her immediate family (or trusts for her or their benefit) and any tax, legal or other counsel she has consulted regarding the meaning or effect hereof or as required by law, and she will instruct each of the foregoing not to disclose the same to anyone.

16.

Executive agrees to reasonably cooperate with the Petco Affiliated Entities in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. She understands and agrees that her cooperation may include, but not be limited to, making herself available to the Petco Affiliated Entities upon reasonable notice for interviews and factual investigations; appearing at the Petco Affiliated Entities’ request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Petco Affiliated Entities pertinent information received by her in her capacity as Chief Supply Officer or otherwise; and turning over to the Petco Affiliated Entities all relevant documents which are or may have come into her possession in her capacity as Chief Supply Officer or otherwise, all at times and on schedules that are reasonably consistent with her other permitted activities and commitments.

17.

Notwithstanding anything in this Agreement to the contrary, this Agreement will not result in the relinquishment, diminishment, or any other effect upon any rights or claims arising out of any breach by the Petco Affiliated Entities or by Executive of this Agreement on or after the date hereof.

18.	Amounts payable hereunder are subject to all tax and other legally-required withholdings.

19.

No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.

20.

Any notices provided for in this Agreement shall be in writing and shall be either personally delivered by a nationally recognized overnight courier service, to the recipient at the address indicated below, or to any replacement address of which a party hereto gives written notice to the other parties:

NOTICES TO EXECUTIVE:

Laura Wilkin

NOTICES TO OPERATING COMPANY:

Petco Animal Supplies Stores, Inc.

10850 Via Frontera

San Diego, CA 92127

Attn: Chief Legal Officer & Corporate Secretary

NOTICES TO PETCO AFFILIATED ENTITIES:

c/o CVC Capital Partners Advisory (U.S.), Inc.

One Maritime Plaza, Suite 1610

300 Clay Street, San Francisco, CA 94111

and

c/o Canada Pension Plan Investment Board

One Queen Street East, Suite 2500

Toronto, ON, M5C 2W5

Attn: Maximilian Biagosch

With a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attn: Sean P. Griffiths

21.

This Agreement, together with the Letter Agreement, the Special Bonus Agreement, the Award Agreements, and the Partnership Agreement, represent the entire understanding and agreement between the parties as to the subject matter hereof and supersede all prior agreements, arrangements and understandings between them concerning the subject matter hereof, and any subsequent written agreements shall be construed to change, amend, alter, repeal or invalidate this Agreement only to the extent that this Agreement is specifically identified in and made subject to such other written agreements and is executed by all parties hereto. The provisions of this Agreement may be waived only with the prior written consent of the parties hereto, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

22.

This Agreement and its performance will be construed and interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of law that would apply the substantive law of any other jurisdiction.

23.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

24.

This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.

BY SIGNING THIS AGREEMENT, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;
2.

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
5.	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON AUGUST 13, 2019;
6.	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
8.

I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH PETCO AFFILIATED ENTITY AND BY ME.

[Signature Page Follows]

IN WITNESS whereof, the parties hereto have executed this Agreement as of the day and year first written above.

Laura Wilkin	PETCO ANIMAL SUPPLIES STORES, INC.

/s/ Laura A. Wilkin	By: /s/ Michelle Bonfilio
Name: Michelle Bonfilio
Title: Chief Human Resources Officer

SCOOBY LP

By: /s/ Cameron Breitner
Name: Cameron Breitner
Title: President

PET ACQUISITION LLC

By: /s/ Michelle Bonfilio
Name: Michelle Bonfilio
Title: Chief Human Resources Officer